Exhibit 10.19

                                RESOLUTION OF THE
                              BOARD OF DIRECTORS OF
                             WATKINS-JOHNSON COMPANY




       WHEREAS, it has been proposed (the "Proposal") that (i) all existing deferrals of compensation under the Company's 1994 Top Management Deferred Compensation Plan ("Deferred Compensation Plan"), (ii) all existing deferrals of bonuses under the Company's Annual Top Management Incentive Bonus Plans ("Incentive Bonus Plans") and (iii) all future opportunities to defer under such plans, be eliminated effective as of December 31, 1998, and all existing deferrals paid as soon as practical on or after January 1, 1999, and

       WHEREAS, the Proposal has been submitted to the Compensation Committee and approved by the Committee for submission to the Board for final action, and

       WHEREAS, the Board deems that this action is in the best interests of the Company;

       NOW THEREFORE BE IT RESOLVED, that (i) the Deferred Compensation Plan be terminated in accordance with Section 9(a) of the Plan effective as of December 31, 1998, (ii) the balance of all accounts on December 31, 1998, be paid as a lump sum to all participants as soon as practical on or after January 1, 1999, and (iii) no future deferrals shall be allowed after December 31, 1998, and

       FURTHER RESOLVED, that (i) all outstanding deferrals under all Incentive Bonus Plans for years on or before 1998 be terminated effective as of December 31, 1998, (ii) as soon as practical on or after January 1, 1999, the participants be paid a lump sum equal to the balances determined under the Plans on December 31, 1997, or December 31, 1998, whichever is greater, and

       FURTHER RESOLVED, that the officers of the Company are hereby authorized, directed and empowered in the name of the Company, to prepare, execute and deliver all such documents and instruments and to take all such actions in the name of the Company as they deem necessary, advisable, convenient, proper or appropriate in order to carry out and perform the purposes of the foregoing resolutions.